Exhibit 10.a

SPS TECHNOLOGIES, INC.

MANAGEMENT INCENTIVE PLAN

As Amended and Restated Effective April 29, 2003

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SPS TECHNOLOGIES, INC.

MANAGEMENT INCENTIVE PLAN

TABLE OF CONTENTS

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SPS TECHNOLOGIES, INC.

MANAGEMENT INCENTIVE PLAN

Amended and Restated Effective April 29, 2003

l.     Purpose.     The purpose of the SPS Technologies, Inc. Management Incentive Plan is to further the profitable growth of SPS Technologies, Inc. by offering incentives to key management employees of the Company and its subsidiaries who are largely responsible for the Company's growth. This incentive is to be accomplished by providing for awards determined from Corporate, Group or Business Unit financial results over the annual planning cycle.

2.     Definitions.     Unless the context otherwise requires, the following words as used herein shall have the following meanings:

       (a)     "Plan" shall mean the SPS Technologies, Inc. Management Incentive Plan, as amended from time to time.

       (b)     "Company" shall mean SPS TECHNOLOGIES, INC., a Pennsylvania Corporation, and its subsidiaries.

       (c)     "Subsidiary" shall mean any corporation more than 50% of the issued and outstanding voting stock of which is owned, directly or indirectly, by the Company.

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       (d)     "Group" shall mean that portion of the operations of the Company and its Subsidiaries designated as an Operating Group for internal financial reporting purposes.

       (e)     "Business Unit" shall mean a discrete enterprise within a Group (for example, a plant, a sales office/warehouse location, or a product line manufacturing cell within a plant).

       (f)     "Award Period" shall mean a calendar year, consistent with the Company's fiscal year.

       (g)     "Normal Retirement" shall have the same meaning ascribed to such term in the SPS Technologies, Inc. Retirement Income Plan.

       (h)     "Early Retirement" shall have the same meaning ascribed to such term in the SPS Technologies, Inc. Retirement Income Plan, except that Early Retirement status may be granted with the consent of the Board.

       (i)     "Disability" shall mean a disability which qualifies a Participant for benefits under the SPS Technologies, Inc. Long Term Disability Plan or any other disability of a nature which, in the judgment of the Committee relying upon such professional advice as the Committee deems appropriate, under the circumstances, prevents a Participant from performing his or her employment obligation to the Company. In the absence of fraud, the Committee's determination shall be conclusive.

       (j)     "Consolidated Operating Profit" shall mean the consolidated pre-tax, pre-interest earnings of the Company for the Award Period.

       (k)     "Group or Business Unit Operating Profit" shall mean pre-tax, pre-interest earnings of a Group or Business Unit for the Award Period calculated on the internal basis of accounting. For non-U.S. locations, these results will be measured in units of local currency. Local currency will be the functional currency for the business unit.

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       (l)     "Corporate Participant" shall mean an employee who has primarily Company-wide responsibilities and who is approved for participation in the plan by the Committee.

       (m)     "Group Participant" shall mean an employee who has primarily only Group-wide responsibility and who is approved for participation in the plan by the Committee.

       (n)     "Business Unit Participant" shall mean any employee who has primarily business unit responsibilities and who is approved for participation in the plan by the Committee.

       (o)     "Participant" shall mean any employee who is approved for participation in the plan by the Committee.

       (p)     "Committee" shall mean the Executive Compensation and Stock Option Committee of the Board of Directors.

       (q)     "Annual Base Salary" shall mean: (i) with respect to a Participant who is such as of the first day of an Award Period, the Annual Base Salary rate of such Participant in effect as of such first day; and (ii) with respect to a Participant who becomes such after the first day of an Award Period, the Annual Base Salary rate of such Participant in effect as of the day on which he becomes a Participant.

       (r)     "Board of Directors" shall mean the Board of Directors of SPS Technologies, Inc., as may be constituted from time to time.

       (s)     "Award Date" shall mean the date on which a Participant's award for an Award Period is paid to a Participant as authorized by the Committee, which date shall not be later than April 1 of the calendar year following an Award Period.

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       (t)     "MIP Objective Sheet" shall mean a schedule prepared for each Participant that will include a statement of the individual's objectives for the year (including planned levels of achievement), the Participant's Annual Base Salary and the percentage of Annual Base Salary used to determine a Participant's maximum award.

3.     Participation for Less Than a Full Award Period.

       Award opportunity will be pro-rated with respect to any Participant who has been such for less than a full Award Period, subject to the following:

       (a)     If, during any Award Period, any employee not designated as a Participant at the beginning of such Award Period is either promoted, reassigned or employed (Entry) on or before September 30 of such Award Period, into a position where the Committee, in its sole discretion, deems it appropriate to include the employee as a Participant under the Plan, such person shall be deemed a Participant commencing:

              (i)     If the Entry becomes effective on or before the l5th of any month as of the first day of that month; or

              (ii)     If the Entry becomes effective on or after the l6th of any month, as of the first day of the next following month.

        (b)     If, during any Award Period, a Participant becomes ineligible by virtue of reassignment to a position where it is not deemed by the Committee, in its sole discretion, appropriate to include the employee as a Participant under the Plan (Exit) on or before September 30 of such Award Period, such person shall cease to be a Participant commencing:

                (i)     If the Exit becomes effective on or before the l5th of any month as of the first day of that month; or

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               (ii)     If the Exit becomes effective on or after the l6th of any month, as of the first day of the next following month.

       (c)     Any Entry or Exit occurring after September 30 of any Award Period shall be ignored, unless the Committee, in its sole discretion, deems it appropriate to consider inclusion of a Participant subsequent to September 30.

       (d)     Any pro-ration shall be made on the basis of the ratio of the number of months during the Award Period in which the employee was included as a Participant under the Plan to the total number of months in the Award Period.

4.     Fixing Performance Goals and Extent of Participation.

       (a)     Awards under the Plan for each Award Period shall be based upon planned performance indicators for the Company, Group or Business Unit that shall be approved by the Committee from among the following factors:

(1)   For Corporate Participants:
      (i)   Consolidated Earnings per Share
      (ii)   Consolidated Return on Employed Capital
      (iii)   Consolidated Free Cash Flow
      (iv)   Specific individual objectives that are necessary to accomplish planned financial objectives or
      (v)   Specific individual objectives as assigned to meet departmental performance requirements,as approved by the Board of Directors.

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(2)   For Group and Business Unit Participants:
      (i)   Group or Business Unit Operating Profit
      (ii)   Group or Business Unit Return on Net Assets
      (iii)   Group or Business Unit Free Cash Flow
      (iv)   Specific individual objectives that directly relate to the Income Statement, Balance Sheet or Cash Flow Statement of the Group or Business Unit
      (v)   Specific individual objectives as assigned to meet Group or Business Unit performance requirements, as approved by the CEO and President, however objectives for all Group Presidents will be approved by the Board of Directors.

       (b)     At the beginning of each Award Period the Committee shall make the following determinations for the Award Period:

               (1)   Approve the selection from among the factors listed in Section 4(a)(1)(i to v) above for Corporate Participants, and from among the factors listed in Section 4(a)(2)(i to v) above for Group or Business Unit Participants.

               (2)   Set the percentage of each Participant's Annual Base Salary that would be used to determine such Participant's individual maximum award for Corporate Officers and Group Presidents based on achievement of planned objectives and review the recommended maximum awards by Group for other Participants.

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       (c)     A MIP Objective Sheet will be prepared for each Participant annually. This schedule will detail the Plan objectives that the participant will be measured against, including the relative weighting and planned value of each objective. This schedule will be submitted to the Committee or its Agent.

5.     Unfunded Arrangement. The plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure any payment under the Plan, and such payments shall be pari passu with the claims of the Company's general creditors.

6.     Formula for Calculation of Awards. Subject to adjustment under Section 7, as of the end of the Award Period, the actual award for a Participant shall be calculated by multiplying the Participant's Annual Base Salary by the percentage of each factor (or portion thereof, if applicable) achieved in the schedule prepared for such Participant, as determined by reference to the actual results achieved or other method set forth for determination of accomplishment compared to the objectives set forth on the Participant's MIP Objective Sheet at the commencement of the Plan Year. The resulting amounts shall then be added to obtain the actual award payable to the Participant. A Participant may be entitled to receive up to 125% of the indicated award for a particular factor in the event that actual results for that factor are in excess of the objectives set forth in the Plan. This treatment will be indicated at the beginning of the plan year, set forth on the individual's MIP Objective Sheet and will be approved by the Committee. The cumulative award for each factor may be limited to a maximum payment per participant of fifty percent (50%) of the maximum award (inclusive of awards for over-plan achievement) if the Corporate, Group or Business Unit Operating Profit fails to meet the minimum level of Earnings per Share or Operating Profit designated by the Committee.

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7.     Discretionary Awards. The amount of awards calculated pursuant to Section 6 above may be recommended for adjustment by the CEO or the Chairman of the Company to reflect any inequities in the evaluation of achievement of management objectives or to reflect any other inequities that arise from the application of the formula calculations. Such adjustment may be made with respect to the calculation of awards for one or more Participants. All such discretionary awards and related adjustments must be submitted to and approved by the Committee.

8.     Normal Payment of Awards. Subject to Section 9, payment of awards earned during any Award Period shall be made in a single cash payment on the Award Date.

9.     Effect of Termination of Employment.

       (a)     Any participant whose active employment terminates before the end of an Award Period, or prior to an Award Date, for any reason other than death, Normal Retirement, Early Retirement, Disability or transfer to a position not deemed by the Committee appropriate to include the employee as a Participant under the Plan, shall forfeit all right to any award for that Award Period; provided, however, that notwithstanding the foregoing, the Committee may authorize the payment to such Participant of such portion of the award as it deems appropriate based upon such Participant's performance and the Company, Group or Business Unit performance during that portion of the Award Period for which such Participant was actively employed and eligible.

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       (b)     If a Participant's active employment terminates during an Award Period as a result of death, Normal Retirement, Early Retirement or Disability the provisions of Section 3(b) shall be applied, with the phrase "Exit" being read to mean death, Normal Retirement, Early Retirement or Disability, as the case may be.

       (c)     Any unpaid amounts due a deceased Participant hereunder shall be paid to the Participant's designated beneficiary, or in the absence of any designation, to Participant's estate.

10.     Maximum Awards. Maximum Awards shall not exceed the awards as calculated in accordance with Section 4 and 6.

11.     Administration

        (a)     Designation of Committee. This Plan shall be administered by the Committee.

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        (b)     Duties of Committee. The Committee shall be responsible for interpretation of Plan provisions and approval of benefit payments to the extent such responsibility has not been allocated under the Plan to another entity, and subject to and in accordance with the provisions hereof shall determine all questions arising under the Plan. The Committee may also make such rules and regulations and prescribe such forms and procedures for the conduct of its meetings and administrative duties, as it deems appropriate. The Committee shall endeavor to act by general rules so as not to discriminate in favor of any person.

        (c)     Agents. The Committee shall appoint an individual to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

        (d)    Binding Effect of Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan, except to the extent that a court of competent jurisdiction shall decide to the contrary.

        (e)    Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct.

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12.     Nonassignment or Segregation.

        (a)     Awards earned but unpaid hereunder shall not be subject to assignment, transfer, pledge, encumbrance, or alienation. The Company shall not segregate or physically set aside any funds or assets as a result of this Plan except insofar as payments are actually made in accordance with Section 8.

        (b)     In the event that benefits payable under this Plan are secured pursuant to the terms of a trust, then, if after a Change of Control (as such term may be defined in the trust instrument) the trust is terminated, the benefits so secured shall become immediately payable under this Plan, anything to the contrary contained herein notwithstanding.

13.     Duration and Amendment. This Plan as amended and restated shall become effective April 29, 2003 and shall remain in effect until terminated by the Board of Directors.

        The Board of Directors shall have the power to amend this Plan at any time; provided, however, that no amendment or termination of the Plan shall affect any amounts earned during an Award Period that has ended.

14.     Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge him or her at any time.